Exhibit 5.1

Darren K. DeStefano

T: +1 703 456 8034

ddestefano@cooley.com

August 10, 2023

Senseonics Holdings, Inc.

20451 Seneca Meadows Parkway

Germantown, MD 20876-7005

Ladies and Gentlemen:

We have acted as counsel to Senseonics Holdings, Inc., a Delaware corporation (the “Company”) in connection with the filing of a Registration Statement on Form S-3 (the “Registration Statement”) by the Company under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement includes two prospectuses, (i) a base prospectus (the “Base Prospectus”) and (ii) an equity distribution agreement prospectus (the “Equity Distribution Agreement Prospectus” and, together with the Base Prospectus, the “Prospectuses”) covering up to $106,600,000 of shares of common stock, par value $0.001 per share, of the Company (“Common Stock”) that may be sold under the Equity Distribution Agreement, dated August 10, 2023, between the Company and Goldman Sachs & Co. LLC (such agreement, the “Equity Distribution Agreement”, and such shares, the “Equity Distribution Agreement Shares”). The Base Prospectus provides that it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”). The Registration Statement, including the Base Prospectus (as supplemented from time to time by one or more Prospectus Supplements) and the Equity Distribution Agreement Prospectus will provide for the registration by the Company of the sale of:

•	shares of Common Stock (the “Base Prospectus Shares”), including the Equity Distribution Agreement Shares.

The Base Prospectus Shares, including the Equity Distribution Agreement Shares, plus any additional shares of Common Stock that may be registered pursuant to any registration statement that the Company may hereafter file with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act in connection with an offering by the Company pursuant to the Registration Statement, are collectively referred to herein as the “Securities.” The Securities are being registered for offer and sale from time to time pursuant to Rule 415 under the Securities Act.

In connection with this opinion, we have examined and relied upon such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the accuracy, completeness and authenticity of certificates of public officials, and the due authorization, execution and delivery of all documents by all persons other than the Company where authorization, execution and delivery are prerequisites to the effectiveness thereof. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not independently verified such matters.

ONE FREEDOM SQUARE, RESTON TOWN CENTER, 11951 FREEDOM DRIVE, RESTON, VA 20190-5656 T: (703) 456-8000 F: (703) 456-8100 WWW.COOLEY.COM

With respect to the Base Prospectus Shares, we have assumed that, at the time of issuance and sale, a sufficient number of shares of Common Stock will be authorized and available for issuance and that the consideration for the issuance and sale of the Base Prospectus Shares will be in an amount that is not less than the par value of the Common Stock.

With respect to the Equity Distribution Agreement Shares, we have assumed (i) that each sale of the Equity Distribution Agreement Shares will be duly authorized by the Board of Directors of the Company, a duly authorized committee thereof or a person or body pursuant to an authorization granted in accordance with Section 152 of the General Corporation Law of the State of Delaware (the “DGCL”) and (ii) that no more than 140,000,000 Equity Distribution Agreement Shares will be sold for a consideration not less than the par value of the Common Stock. With respect to the Equity Distribution Agreement Shares, we express no opinion to the extent that future issuances of securities of the Company, anti-dilution adjustments to outstanding securities of the Company and/or other matters cause the number of shares of Common Stock available for sale under the Equity Distribution Agreement to exceed the number of shares of Common Stock available for issuance by the Company.

Our opinion herein is expressed solely with respect to the DGCL. Our opinion is based on the law as in effect on the date hereof. We express no opinion to the extent that any other laws are applicable to the subject matter hereof and express no opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation.

On the basis of the foregoing and in reliance thereon, and subject to the qualifications herein stated, we are of the opinion that:

1.        With respect to the Base Prospectus Shares offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have become effective under the Securities Act and the Base Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the issuance of the Base Prospectus Shares has been duly authorized by all necessary corporate action on the part of the Company; (iii) the issuance and sale of the Base Prospectus Shares do not violate any applicable law, are in conformity with the Company’s then operative certificate of incorporation (the “Certificate of Incorporation”) and bylaws (the “Bylaws”), do not result in a default under or breach of any agreement or instrument binding upon the Company and comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iv) the certificates, if any, for the Base Prospectus Shares have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment therefor, then the Base Prospectus Shares, when issued and sold as contemplated in the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s), and in accordance with a duly authorized, executed and delivered purchase, underwriting or similar agreement, will be validly issued, fully paid and nonassessable.

5.       The Equity Distribution Agreement Shares, when issued and paid for in accordance with the Equity Distribution Agreement and as provided in the Equity Distribution Agreement Prospectus, will be validly issued, fully paid and nonassessable.

*****

ONE FREEDOM SQUARE, RESTON TOWN CENTER, 11951 FREEDOM DRIVE, RESTON, VA 20190-5656 T: (703) 456-8000 F: (703) 456-8100 WWW.COOLEY.COM

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Base Prospectus and the Equity Distribution Agreement Prospectus. We further consent to the incorporation by reference of this opinion into any registration statement filed pursuant to Rule 462(b) under the Securities Act with respect to additional Securities. In giving such consents, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Our opinion set forth above is limited to the matters expressly set forth in this letter and no opinion should be implied or may be inferred beyond the matters expressly stated. This opinion speaks only as to law and facts in effect or existing as of the date hereof, and we disclaim any obligation or responsibility to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur.

Very truly yours,

Cooley LLP

By:	/s/ Darren K. DeStefano
Darren K. DeStefano

ONE FREEDOM SQUARE, RESTON TOWN CENTER, 11951 FREEDOM DRIVE, RESTON, VA 20190-5656 T: (703) 456-8000 F: (703) 456-8100 WWW.COOLEY.COM